As filed with the Securities and Exchange Commission on April 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baozun Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Building B, No. 1268 Wanrong Road

Shanghai 200436

The People’s Republic of China

+86 21 8026-6000

(Address of principal executive offices and zip code)

2015 Share Incentive Plan

(Full title of the plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(Name and address of agent for service)

+1 212-750-6474

(Telephone number, including area code, of agent for service)

Copies to:

William L. Hughes, Esq.
Fenwick & West LLP
555 California Street
San Francisco, California 94104
+1 (415) 875-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)		Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A ordinary shares, $0.0001 par value per share (3)	996,171 shares(4)	$15.9550	(5)	$15,893,908.31	$1,978.80

(1)	Represents class A ordinary shares issuable pursuant to awards (including the exercise of any options, restricted shares, and restricted share units granted) under the 2015 Share Incentive Plan (the “2015 Plan”) of Baozun Inc. (the “Registrant”). In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover an indeterminate number of additional class A ordinary shares that become issuable under the 2015 Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.

(2)	These shares are offered under awards (including share options and restricted share units) granted or to be granted under the 2015 Plan. The proposed maximum offering price per ordinary share and the proposed maximum aggregate offering price have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.

(3)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-204030).

(4)	Represents an automatic increase to the number of shares available for issuance under the 2015 Plan. Shares available for issuance under the 2015 Plan were previously registered on registration statements on Form S-8 filed with the SEC on July 30, 2015 (Registration No. 333-205944) and April 3, 2017 (Registration No. 333-217121). On December 31, 2017, the unissued shares reserved under the 2015 Plan accounted for less than 1.5% of the then total issued and outstanding shares on an as-converted basis, as a result, on January 1, 2018, the number of shares reserved for future issuances under the 2015 Plan increased to 1.5% of the then total issued and outstanding shares.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on April 17, 2018.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 996,171 additional Class A ordinary shares under the Registrant's 2015 Plan, pursuant to the provisions of the 2015 Plan providing for an automatic increase in the number of shares reserved for issuance under the 2015 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the SEC on July 30, 2015 (Registration No. 333-205944) and April 3, 2017 (Registration No. 333-217121), except for Part II, Item 8 - Exhibits.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Fourth Amended and Restated Memorandum and Articles of Association of (incorporated by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.2	Specimen Certificate for Class A Ordinary Shares of the Registrant (incorporated by reference to Exhibit 4.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.3	Deposit Agreement, dated May 27, 2015, among the Registrant, JP. Morgan Chase Bank, N.A., as depositary, and holders from time to time of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement of the Registrant on Form S-8, as amended (Registration No. 333-205944))

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, counsel to the Registrant, regarding the legality of the Ordinary Shares

10.1	2015 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of the Registrant on Form F-3, as amended (Registration No. 333-214801))

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in opinion filed as Exhibit 5.1)

24.1*	Powers of attorney (included on signature pages)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on April 18, 2018.

Baonzun Inc.

By:	/s/ Vincent Wenbin Qiu
Name:	Vincent Wenbin Qiu
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Vincent Wenbin Qiu and Beck Zhaoming Chen with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Vincent Wenbin Qiu		Director and Chief Executive Officer (principal executive officer)	April 18, 2018
Name:	Vincent Wenbin Qiu

/s/ Beck Zhaoming Chen		Chief Financial Officer (principal financial and accounting officer)	April 18, 2018
Name:	Beck Zhaoming Chen

/s/ Junhua Wu		Director	April 18, 2018
Name:	Junhua Wu

/s/ Satoshi Okada		Director	April 18, 2018
Name:	Satoshi Okada

/s/ David McKee Hand		Director	April 18, 2018
Name:	David McKee Hand

/s/ Jessica Xiuyun Liu		Director	April 18, 2018
Name:	Jessica Xiuyun Liu

/s/ Yiu Pong Chan		Director	April 18, 2018
Name:	Yiu Pong Chan

/s/ Bin Yu		Director	April 18, 2018
Name:	Bin Yu

/s/ Steve Hsien-Chieng Hsia		Director	April 18, 2018
Name:	Steve Hsien-Chieng Hsia

/s/ Changqing Ye		Director	April 18, 2018
Name:	Changqing Ye

Law Debenture Corporate Services Inc.		Authorized U.S. Representative	April 18, 2018

/s/ Diana Arias
Name:	Diana Arias
Title:

Senior Manager, an employee on behalf of Law Debenture Corporate Services Inc.

SIGNATURE OF AN EMPLOYEE ON BEHALF OF LAW DEBENTURE CORPORATE SERVICES INC. AS AN AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Baozun Inc. has signed this registration statement or amendment thereto in New York, New York on April 18, 2018.